SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATERIAN, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 18, 2026, Aterian, Inc. (the “Company”) recorded the below communication for use by Laurel Hill Advisory Group, the Company’s proxy solicitor, in connection with the Company’s pending sale of substantially all of the assets of the Company to Trademark Global, LLC (the “Asset Sale”) and the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to David Lazar upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Investment Transaction”). The following is a copy of the script of such communication.

Hello, this is Arturo Rodriguez, Chief Executive Officer of Aterian, reaching out regarding our upcoming Special Meeting of Shareholders on July 10th.

We are asking our shareholders to vote on our proposed transformative strategic transactions as outlined in our June 9 proxy filed with the SEC.

We believe these strategic transactions represent an important step forward for Aterian, allowing the company to unlock shareholder value and ultimately drive long-term growth. After careful review, our Board of Directors unanimously recommends that shareholders vote FOR all proposals outlined in the proxy materials.

Your vote is very important, regardless of the number of shares you own.

If you have not yet received your proxy materials, need assistance locating them, or would like help casting your vote, please contact our proxy solicitor,

Laurel Hill Advisory Group, at 888-742-1305, Monday through Friday, between 9:00 AM and 5:00 PM Eastern Time.

Thank you for your time and for being a valued Aterian shareholder.

On June 18, 2026 the Company issued a press release regarding the Company’s mailing of proxy materials in connection with the Asset Sale and the Investment Transaction. The following is a copy of the press release.

ATERIAN, INC. ANNOUNCES MAILING OF PROXY MATERIALS FOR SPECIAL MEETING OF STOCKHOLDERS

With Materials Officially Mailed, Board Urges Immediate Votes “FOR” the Proposed

$18 Million Sale of Marquee Brand Portfolio and $7 Million Strategic Investment

SUMMIT, NEW JERSEY – June 18, 2026 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a consumer products company, today announced that it has mailed proxy materials previously filed with the U.S. Securities and Exchange Commission (“SEC”) associated with the Special Meeting of Stockholders of the Company (the “Special Meeting”) in connection with the previously announced sale of the Company’s marquee brands and an investment of $7.0 million in preferred stock of the Company. The Proxy Statement provides information regarding the board approved plan designed to deliver value to the Company’s stockholders while allowing its respected family of brands the opportunity to grow and thrive under an experienced and reputable e-commerce supplier and distributor.

Stockholders of record as of the close of business on May 29, 2026 will be entitled to vote at the Special Meeting, scheduled for July 10, 2026.

The Strategic Reorganization: Unlocking and Distributing Value

Following a broad review of strategic alternatives initiated in late 2025, Aterian’s Board of Directors (the “Board”) has unanimously approved two major, concurrent transactions that together provide an actionable path to monetize the Company's portfolio, deliver value to stockholders, and protect the integrity of its brands:

●

$18 Million Brand Portfolio Asset Sale: Under the terms of the definitive Asset Purchase Agreement, dated April 27, 2026 (the “Asset Purchase Agreement”), between the Company and Trademark Global, LLC (“Trademark Global”), Trademark Global will acquire substantially all assets of the Company associated with the Company’s marquee e-commerce brand portfolio—including Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct—for base cash consideration of $18.0 million (subject to adjustment as set forth in the Asset Purchase Agreement).

●

Direct Stockholder Cash Distributions & CVRs: Net proceeds from the sale of assets under the Asset Purchase Agreement are estimated to be between approximately $10.6 million and $14.2 million (or roughly $0.85 to $1.14 per share). The Company anticipates that it will make the distributions (including in the form of a Contingent Value Right (“CVR”)) from the net proceeds of the Asset Sale to its stockholders in the third quarter of 2026.

●

$7.0 Million Strategic Financing: Concurrently with the execution of the Asset Purchase Agreement, Aterian entered into a Securities Purchase Agreement with strategic investor David E. Lazar for a gross capital injection of $7.0 million via the issuance of shares of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock. Mr. Lazar and his affiliates have waived all rights to the net proceeds of the sale of assets under the Asset Purchase Agreement and the CVR distributions, ensuring that the monetization upside belongs solely to Aterian’s stockholders as of the record date for such distribution, which record date has not yet been determined.

●

Capital Realignment: The $7.0 million strategic financing will allow the Company to pursue a strategic transaction involving either an investment in or acquisition of an operating business or enter businesses with superior market potential. This investment allows the Company to refocus its resources on high-growth industries that offer more scalable returns for its stockholders.

“When we began our strategic alternatives process, our primary objectives were to unlock the latent sum-of-the-parts value within our brand portfolio and squarely deliver that value back to our stockholders,” stated Arturo Rodriguez, Chief Executive Officer of Aterian. “The $18 million asset sale, along with the $7 million strategic financing, will accomplish exactly that, establishing a transparent cash distribution channel and a CVR framework for our existing investors. The Board strongly urges all stockholders to cast a 'FOR' vote on all proposals set forth in the proxy statement for the Company’s upcoming Special Meeting to allow us to finalize this transaction smoothly.”

What Aterian Stockholders Are Voting On

The Company’s stockholders will be asked to consider and vote upon several vital corporate proposals at the Special Meeting, including:

1.	Proposal 1 - The Asset Sale Proposal: To consider and vote upon a proposal to approve the Asset Sale pursuant to the Asset Purchase Agreement.

2.

Proposal 2 – The Director Election Proposal: To elect Avraham Ben-Tzi as a Class II director and David Natan as a Class III director to serve until the 2027 and 2028 annual meeting of stockholders, respectively, and until their respective successors have been duly elected and qualified.

3.

Proposal 3 – The Change of Control Proposal: To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Preferred Stock”).

4.

Proposal 4 – The Related Party Proposal: To approve, in accordance with Nasdaq Listing Rule 5635(c), the issuance of shares of Common Stock upon the conversion of the Preferred Stock to a director of the Company.

5.	Proposal 5 – The Issuance Proposal: To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock upon the conversion of the Preferred Stock.

6.

Proposal 6 – The Reverse Stock Split Proposal: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in the form set forth on Annex C attached to the Proxy Statement, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding shares of Common Stock having an aggregate ratio of 1-for-2 to 1-for-99 (the “Range”), with the ratio at which the Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of the Board and included in a public announcement by the Company before the effectiveness of a Reverse Stock Split.

7.

Proposal 7 – The Authorized Stock Increase Proposal: To approve an amendment to the Charter, in the form set forth on Annex D attached to the Proxy Statement, to increase the authorized shares of Common Stock from 500,000,000 to up to 1,000,000,000 at the discretion of the Board.

8.

Proposal 8 – The Adjournment Proposal: To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals.

The Board unanimously recommends that stockholders secure their participation immediately and vote “FOR” the election of each of the director nominees named in the Director Election Proposal and “FOR” each of the following proposals: the Asset Sale Proposal, the Change of Control Proposal, the Related Party Proposal, the Issuance Proposal, the Reverse Stock Split Proposal, the Authorized Stock Increase Proposal and the Adjournment Proposal. Stockholders can execute their vote seamlessly using any of the following standard methods:

●	Vote Online: Visit the secure proxy voting website printed on your proxy card or voting instruction form and enter your control number.

●	Vote by Phone: Call the toll-free number provided in your proxy notification materials.

●	Vote by Mail: Sign, date, and return your physical proxy card using the postage-paid return envelope provided.

Questions or Need Assistance Voting?

Stockholders who require voting guidance, duplicate proxy cards, or have questions regarding the special meeting proposals are urged to reach out to the Company's designated proxy solicitation agent immediately:

Laurel Hill Advisory
John J. DePinto Jr.
Toll-Free: 888-742-1305
Email: ATER@laurelhill.com

Participants in the Solicitation

Aterian and its directors and executive officers may be deemed “participants” in any solicitation of proxies from Aterian’s stockholders with respect to the Asset Sale and the Investment Transaction. Information regarding the identity of Aterian’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 23, 2026. Information regarding subsequent changes to the holdings of Aterian’s securities by Aterian’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available through the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement relating to the Asset Sale and the Investment Transaction, which was filed on June 9, 2026, as such proxy statement may be supplemented from time to time. The proxy statement, as well as Aterian’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and on the investor relations section of our website at www.aterian.io.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands across multiple categories, including home and kitchen appliances, health and wellness, and air quality devices. The Company sells across the world’s largest online marketplaces, including Amazon, Walmart, and Target as well as its own direct-to-consumer websites. Aterian’s brands include Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct. To learn more, visit www.aterian.io.

Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the proposed Asset Sale, the Investment Transaction, the transactions contemplated thereby, the timing of completing the proposed transactions, the potential benefits of the proposed transactions and the declaration and timing of any potential dividend or distribution of CVRs. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: the terms, structure, benefits and costs of each of the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the timing of such transactions and whether such transactions will be consummated at all; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the risk that any anticipated distributions of proceeds (whether via a dividend or CVR) may not be declared and paid; the risk of any litigation relating thereto; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to meet financial covenants with our lenders; our business model and our technology platform; reliance on third party online marketplaces; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transactions, Aterian has filed a definitive proxy statement with the SEC and has mailed the definitive proxy statement and related materials to stockholders of record. The proposed transactions will be submitted to Aterian stockholders for their approval. Aterian may also file other documents with the SEC regarding the proposed transactions. The definitive proxy statement contains important information about the proposed transactions and related matters. This document is not a substitute for the proxy statement filed with the SEC or any other documents that Aterian may file with the SEC or send to Aterian stockholders in connection with the proposed transactions. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the proxy statement and all other documents filed, or that will be filed, by Aterian with the SEC through the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Aterian will be made available free of charge on Aterian’s website at www.aterian.io or by directing a request to Investor relations at ir@aterian.io.

Investor Contact:

The Equity Group
Devin Sullivan, Managing Director
Devin.Sullivan@theequitygroup.com

Conor Rodriguez, Associate
Conor.Rodriguez@theequitygroup.com